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                                                                   EXHIBIT 10.14

LEASE
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                                 Dated at Duluth, Minnesota August 1, 1997

LESSOR           ONEIDA REALTY COMPANY

LESSEE AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC., AN ILLINOIS COMPANY dba MINNESOTA SCHOOL OF PROFESSIONAL PSYCHOLOGY. INC.

SPACE            Suite 510 Lonsdale Building

USE              Office and Classroom Space

TERM OF LEASE    September 1, 1997 through August 31, 1999

RENT: ONE THOUSAND TWO HUNDRED THREE AND NO/100THS ($1,203.00) Dollars per month, payable in advance on the first day of each month plus charges for electric current used, with a minimum of $1.00 per month, and for bulbs or lamps replaced.

   Lessor will furnish heat, air cooling, elevators and janitor service, but will not be liable for damages occasioned by a failure to furnish the same for any cause not within Lessor's reasonable control. No interruption of such services shall be deemed an eviction, or a disturbance of Lessee's use and possession of the premises, or any part thereof, or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee's obligation under this lease.

   Lessee accepts the premises as they are, and will not assign or sublet this lease or these premises or make any alterations in premises without the written consent of Lessor, and Lessee will keep premises in good order and pay for any breakage or damage for which Lessee is responsible. Lessee shall use premises only for above purpose and shall not use them in such manner as to give either governmental authorities, other tenants, or Lessor just cause to complain. Lessee may surrender possession of premises and thus terminate this lease if Lessee does so within a reasonable time after premises have been destroyed or rendered unfit for occupancy, as now provided by statute.

   Lessor shall have reasonable right of entry for the performance of any of its obligations hereunder, but no obligation to repair shall be implied from such right or such entry.

   Lessor may immediately cancel this lease by written notice to Lessee without liability for damages to Lessee if (a) premises are materially damaged by fire or other casualty or are taken or required to be substantially altered by public authority, in which latter case all damages shall belong to Lessor; (b) if Lessee breaks any covenant of this lease or is adjudged bankrupt, insolvent, or insane, and on the happening of any of said events, Lessor may also pursue any remedy allowed by law. A re-leasing of the premises by Lessor upon such cancellation will not cancel Lessee's liability hereunder unless otherwise agreed.

   Lessee shall be liable for any expense to which Lessor is put in enforcing this lease, and in case of default of Lessee. Lessor shall have a warehouseman's lien on the personal property of Lessee on the premises to protect Lessor's claim.

   It is further agreed that as operating costs increase for the building in which the demised premises are located, Lessor shall have the right, on May 1st of any year of this lease, and upon sixty (60) days written notice, to increase Lessee's rent in the same percentage that Lessor's operating costs have increased since the last general rate adjustment for the building, which occurred at the time of or prior to the beginning date of this lease. Lessor shall have the further right, and with sixty (60) days written notice, to increase Lessee's rent on May 1st of any year of this lease, by a proportionate share of any increase in ad valorem taxes that are payable for the building and land in such year in excess of the taxes paid in the immediately preceding calendar year. The proportionate share increase shall be an amount determined by a fraction, the numerator of which shall be the square feet rental area covered by this lease, and the denominator being the net useable area of the building. The result shall be added to the rent otherwise payable hereunder, and shall be paid in twelve (12) equal monthly amounts commencing at May 1st.

   The failure of Lessee to give Lessor written notice sixty (60) days in advance of the expiration of this lease of a desire to cancel or renew the same, shall entitle Lessor to continue said lease in full force and effect for one (1) year from and after the date of its expiration, on the same terms and conditions, this renewal clause included.

   Lessee assumes all liability for any loss or damage whatsoever to any person or property, howsoever caused or by whomsoever caused, occurring on or in the premises leased herein to Lessee and arising out of, by reason of or during Lessee's use, possession or occupancy of said premises, and agrees to assume and hold Lessor harmless and indemnified from all such injury, loss or damage, except that Lessee does riot hereby assume any liability for loss or damage caused by the negligence of Lessor, its agents or employees.

   The word 'Lessee' shall be construed in conformity with the number and nature of Lessees herein, and this lease shall bind and inure to the benefit of the successors in interest of both parties, except as otherwise provided herein.

   Lessee's classes are scheduled for Friday's, approximately 1:00 p.m. until 6:00 p.m. and Saturdays's approximately 9:00 a.m. until 5:00 p.m. Lessor agrees to provide validated parking for students attending classes during those hours.


AMERICAN SCHOOLS OF PROFESSIONAL        ONEIDA REALTY COMPANY, LESSOR
PSYCHOLOGY, INC, LESSEE



By: /s/ Charles T. Gradowski                 By:
   ---------------------------------            ______________________________
                                                Steven G. LaFlamme, President